As filed with the Securities and Exchange Commission on December 8, 2005.
Registration No. 333-111118

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

POST-EFFECTIVE
AMENDMENT NO. 1
TO THE
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

MERCER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-6087550 (I.R.S. Employer Identification Number)

650 West Georgia Street
Suite 2840
Vancouver, British Columbia, Canada V6B 4N8
(604) 684-1099
(Address and telephone number
of registrant's office)

David M. Gandossi
Mercer International Inc.
650 West Georgia Street
Suite 2840
Vancouver, British Columbia, Canada V6B 4N8
(604) 684-1099
(Name, address and telephone number
of agent for service)

Copies to:

H.S. Sangra Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, British Columbia, Canada V6C 3L2 (604) 662-8808	David R. Wilson Heller Ehrman LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104-7098 (206) 447-0900

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

DEREGISTRATION OF SECURITIES

Mercer International Inc. (the "Registrant") filed with the Securities and Exchange Commission a registration statement on Form S-3, as amended (Registration No. 333-111118) (the "Registration Statement"), which originally registered $82,500,000 aggregate principal amount of 8.5% convertible senior subordinated notes due 2010 (the "Notes") and the 10,645,155 shares of beneficial interest of the Registrant issuable upon conversion of the Notes for resale by the selling securityholders named therein. The offering contemplated by the Registration Statement has terminated due to the expiration of the Registrant's contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister such principal amount of Notes and shares of beneficial interest issuable upon conversion of the Notes originally registered by the Registration Statement as remain unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 8th day of December, 2005.

                            MERCER INTERNATIONAL INC.

                            By: /s/ Jimmy S.H. Lee
                            Name: Jimmy S.H. Lee
                            Title:  Chief Executive Officer

Pursuant to the requirements of this Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:
/s/ Jimmy S.H. Lee Jimmy S.H. Lee	Chief Executive Officer	December 8, 2005
/s/ David M. Gandossi David M. Gandossi	Chief Financial Officer	December 8, 2005
/s/ Eric Lauritzen Eric Lauritzen	Trustee	December 8, 2005
* Guy W. Adams	Trustee	December 8, 2005
* William D. McCartney	Trustee	December 8, 2005
* Graeme A. Witts	Trustee	December 8, 2005
* Kenneth A. Shields	Trustee	December 8, 2005

*By: /s/ David M. Gandossi
David M. Gandossi
Pursuant to Power of Attorney